Exhibit 10.19

Published CUSIP Number: 12617SAC2

THIRD AMENDMENT TO CREDIT AGREEMENT

Effective as of June 30, 2006

among
CNL HOSPITALITY PARTNERS, LP,
as Borrower,

CNL HOTELS & RESORTS, INC.,
as Parent,

BANK OF AMERICA, N.A.,
as Administrative Agent and L/C Issuer,

and
The Other Lenders Party Hereto

WACHOVIA BANK NATIONAL ASSOCIATION
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Co-Syndication Agents

CALYON NEW YORK BRANCH
and
CITICORP NORTH AMERICA, INC.,
as Co-Documentation Agents

BANC OF AMERICA SECURITIES LLC,
as
Sole Lead Arranger and Sole Book Manager

THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is effective as of June 30, 2006, by and among CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership (“Borrower”), CNL HOTELS & RESORTS, INC., a Maryland corporation (“Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

R E C I T A L S

A. Reference is hereby made to that certain Credit Agreement dated as of September 30, 2005, executed by Borrower, Parent, the Lenders party thereto (“Existing Lenders”), and Administrative Agent (as amended, the “Credit Agreement”).

B. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

C. Borrower, Parent, Administrative Agent, and the Lenders desire to (a) increase the amount of the Total Commitment by (i) adding the new Lenders set forth on Schedule 2.1 hereto (“New Lenders;” Existing Lenders and New Lenders are collectively called “Lenders”) as Lenders in accordance with Section 2.13 of the Credit Agreement, and (ii) having certain Existing Lenders increase their Commitment in accordance with Section 2.13 of the Credit Agreement, and (b)  otherwise modify certain provisions contained in the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Credit Agreement.

(a)  The definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:

“Applicable Margin” means (a) 1.25% per annum for Base Rate Loans and (b) 2.25% per annum for Eurodollar Rate Loans and Letters of Credit.

(b) The definition of “Consolidated Leverage Ratio” is hereby deleted in its entirety and replaced with the following:

“Consolidated Leverage Ratio” means, for Parent and its Subsidiaries on a consolidated basis as of any date of determination, as of the last day of any fiscal quarter, the percentage of (a) Consolidated Funded Indebtedness (other than Excluded Contingent Obligations) to (b) the amount obtained by dividing (i) Consolidated EBITDA for the four (4) fiscal quarters ending on the date of determination by (ii) eight and one hundredths (.085).

(c)  The definition of “Fund” is hereby deleted in its entirety and replaced with the following:

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

(d) Section 1.1 is hereby amended to add the following definitions of “Approved Fund,” “Assignee Group,” “Eligible Assignee,” “Fifth Mezzanine Borrower,”“Fifth Mezzanine Borrowing Date,” and “Fifth Mezzanine Loan” in the appropriate alphabetical order:

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b)  an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a  Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(iii), (v), and (vi) (subject to such consents, if any, as may be required under Section 11.07(b)(iii)).

“Fifth Mezzanine Borrower” means CNL Resort Junior Mezz, LP, a Delaware limited partnership who is a wholly-owned indirect Subsidiary of Borrower.

“Fifth Mezzanine Borrowing Date” means the date that the first funding occurs under the Fifth Mezzanine Loan.

“Fifth Mezzanine Loan” means the mezzanine loan financing to Fifth Mezzanine Borrower of up to $100,000,000 as contemplated and under terms and conditions set forth in that certain Loan and Security Agreement dated as of January 9, 2006, between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, and CNL Desert Resort, LP, as Borrowers, and German American Capital Corporation, as Lender, and the related Mezzanine Loan Agreements as referenced therein.

(e) Section 2.04 is hereby amended to add the following subsection (c):

(c) Any amounts borrowed by the Fifth Mezzanine Borrower under the Fifth Mezzanine Loan shall be immediately applied to prepay the Loans on a dollar-for-dollar basis, in each case until the Total Outstandings are not more than the lesser of (a) $200,000,000 and (b) sixty percent (60%) of the Borrowing Base.

(f)  Section 2.05 is hereby deleted in its entirety and replaced with the following:

2.05 Termination or Reduction of Commitments.

(a) Voluntary Reductions.  Borrower may, upon notice to Administrative Agent, which notice shall be irrevocable, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(b) Mandatory Reduction. The Aggregate Commitments shall be permanently reduced dollar-for-dollar based upon the amount of all advances under the Fifth Mezzanine Loan, until the Aggregate Commitments are equal to not more than $200,000,000.

(c) General Requirements. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(g) 4.01(b) is hereby deleted in its entirety and replaced with the following:

(b) The “Implied Loan Amount” with respect to the Borrowing Base Properties means, as of the last day of any fiscal quarter or any other applicable date of determination during the term hereof, the product of (i) the Appraised Value (determined using the most-recent Acceptable Appraisal delivered to Administrative Agent as required hereunder) of the Borrowing Base Property, and (ii) seventy-five percent (75%), provided that on and after the Fifth Mezzanine Borrowing Date, such percentage shall be reduced to sixty percent (60%). Notwithstanding the foregoing, the amount attributable to the Borrowing Base with respect to (i) any single Borrowing Base Property shall not exceed thirty percent (30%) of the Borrowing Base, (ii) Borrowing Base Properties located in any single metropolitan statistical area shall not exceed thirty percent (30%) of the Borrowing Base, and (iii) all Borrowing Base Properties in operation for less than one (1) year shall not exceed fifteen percent (15%) of the Borrowing Base. As of the Closing Date, the Implied Loan Amount and the Appraised Value with respect to the Initial Borrowing Base Properties are set forth on Schedule 4.01.

(h) 4.05(c) is hereby deleted in its entirety and replaced with the following:

(c) Administrative Agent shall not release any Collateral or any portion of any Collateral unless, after giving effect to any such release (i) no Default or Event of Default exists, and (ii) the Borrowing Base equals or exceeds $100,000,000 after giving effect to such release.

(i) Section 5.02 is hereby amended to add the following subsection (d):

(d) With respect to any Request for Credit Extension that would result in the Total Outstandings exceeding $200,000,000, Administrative Agent shall be satisfied that (i) all necessary third-party consents have been obtained or amended and (ii) all actions have been taken and completed in order for Administrative Agent to maintain its first priority Liens in the Collateral, including, without limitation, the payment by the applicable Person of all mortgage, stamp, and filing taxes and all other fees related to the perfection of the Collateral and the filing of any amendments to any Mortgages, for the Obligations with respect to any Outstanding Amounts in excess of $200,000,000.

(j) Article VII is hereby amended to add the following Section 7.26:

7.26 Eligibility of Fifth Mezzanine Loan.  Borrower and Parent shall and shall cause Fifth Mezzanine Borrower and its subsidiaries to use their diligent best efforts to at all times remain eligible for the Fifth Mezzanine Loan.

(k) Section 8.15(a) is hereby deleted in its entirety and replaced with the following:

(a) Consolidated Leverage Ratio. Parent shall not permit the Consolidated Leverage Ratio of Parent and its Subsidiaries on a consolidated basis, as of the last day of any fiscal quarter, to be greater than seventy-five percent (75%).

(l) Section 8.15(b) is hereby deleted in its entirety and replaced with the following:

(b) Consolidated Fixed Charge Coverage Ratio. Parent shall not permit the Consolidated Fixed Charge Coverage Ratio of Parent and its Subsidiaries on a consolidated basis as of the last day of any fiscal quarter of Parent to be less than 1.40 to 1.0.

(m) Section 8.15(b) is hereby deleted in its entirety and replaced with the following:

(c) Borrowing Base Debt Service Coverage Ratio. Parent and Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (i) Adjusted NOI for the Borrowing Base Properties as of such date for the twelve (12) month period ending on such date of determination, to (ii) Implied Debt Service, to be less than 1.35 to 1.0.

(n)  Article VIII is hereby amended to add the following Section 8.18:

8.18 Fifth Mezzanine Loan. Borrower and Parent shall not permit (a) the proceeds (other than the customary closing costs related to the Fifth Mezzanine Loan) of advances under the Fifth Mezzanine Loan to be used for any other purpose until the same have been applied to repay the Total Outstandings and reduce the Aggregate Commitments as required by Section 2.04(c) and Section 2.05(b), and (b) any lien or other encumbrance to exist on the rights of the Fifth Mezzanine Borrower to obtain or in the required collateral for the Fifth Mezzanine Loan (or on the interests of Borrower in Fifth Mezzanine Borrower), or otherwise restrict the ability of the Fifth Mezzanine Borrower to obtain the Fifth Mezzanine Loan and advances thereunder.

(o) Section 11.07 is hereby deleted in its entirety and replaced with the following:

11.07 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 11.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.07; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to Borrower or any of Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person. Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.15 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon thirty (30) days’ notice to Borrower and the Lenders, resign as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(p) The Credit Agreement is hereby amended to add the following new Section 11.23:

11.23 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, Borrower and Parent each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between Borrower, Parent and their respective Affiliates, on the one hand, and Administrative Agent and the Arranger, on the other hand, and each of Borrower and Parent is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrower, Parent, or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Borrower or Parent with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether Administrative Agent or the Arranger has advised or is currently advising Borrower, Parent, or any of their respective Affiliates on other matters) and neither Administrative Agent nor the Arranger has any obligation to Borrower, Parent, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Parent, and their respective Affiliates, and neither Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of Borrower and Parent has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of Borrower and Parent hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

(q) Exhibit C is hereby added in the form of Exhibit C attached hereto

(r) Exhibit E is hereby added in the form of Exhibit E attached hereto.

2. Lenders and Commitments.

(a) Pursuant to Section 2.13, the Lenders hereby agree that, as of the date hereof, each Lender’s Commitment is as set forth on Schedule 2.01 attached hereto.

(b) By their execution of this Agreement, each New Lender is hereby admitted as a Lender pursuant to Section 2.13 of the Credit Agreement and each New Lender’s signature page to this Agreement shall be deemed to be its signature page to the Credit Agreement.

(c) By their execution of this Agreement, each Existing Lender that is an Increasing Lender pursuant to Section 2.13 hereby acknowledges and agrees to the increase in its Commitment set forth on Schedule 2.01 attached hereto.

3. Amendments to Credit Agreement and Other Loan Documents.

(a) All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement as modified and amended by this Agreement, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

(b) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4. Ratifications. Each of Borrower and Parent (a) ratifies and confirms all provisions of the Loan Documents as amended by this Agreement, (b) ratifies and confirms that all guaranties and assurances, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Agreement and continue to guarantee and assure full payment and performance of the present and future Obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, preserve and protect those guaranties and assurances.

5. Representations. Each of Borrower and Parent represents and warrants to Lenders that as of the date of this Agreement: (a) this Agreement has been duly authorized, executed, and delivered by Borrower; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance of this Agreement other than the reporting and filing of this Agreement pursuant to Legal Requirements regarding securities; (c) the Loan Documents, as amended by this Agreement, are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity; (d) the execution, delivery, and performance of this Agreement does not require the consent of any other Person and do not and will not constitute a violation of any Legal Requirements, order of any Governmental Authority, or material agreements to which Parent, Borrower, or any of their Subsidiaries is a party or by which Parent, Borrower or any of their Subsidiaries is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects on and as of the date of this Agreement, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) both before and after giving effect to this Agreement, no Default exists.

6. Conditions. This Agreement shall not be effective unless and until:

(a) this Agreement is executed by Borrower, Parent, Administrative Agent, and each Lenders, and the ratification attached hereto is executed by each Subsidiary Guarantor;

(b) Administrative Agent shall have received a Note payable to the order of each New Lender that requests a Note, executed by Borrower;

(c) Administrative Agent receives a certificate executed by Responsible Officer of each of Parent and Borrower certifying (i) the name of each of its officers who are authorized to sign this Agreement and the other documents executed in connection herewith, (ii) a true and correct copy of the Resolutions of Borrower that authorize the execution, delivery, and performance of this Agreement and the other documents executed in connection herewith, and (iii) that the articles or certificate of incorporation, bylaws, and other Constituent Documents of such Person attached thereto;

(d) Administrative Agent receives an opinion of counsel to Parent and Borrower in form and substance acceptable to Administrative Agent; and

(e) Borrower shall have paid Administrative Agent all fees required to be paid by Borrower under the Loan Documents and any fee letter agreements.

7. Continued Effect. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

8. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Agreement shall be construed -- and its performance enforced -- under New York law, (d) if any part of this Agreement is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

9. Parties. This Agreement binds and inures to each of the parties hereto and their respective successors and permitted assigns.

10. Entireties. The Credit Agreement and the other Loan Documents, as amended by this Agreement, represent the final agreement between the parties about the subject matter of the Credit Agreement and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow.]

EXECUTED as of the first date written above.

BORROWER:
CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership
By: CNL HOSPITALITY GP CORP., a Delaware corporation, its General Partner
By:	/s/ John X. Brady, Jr.
Name: John X. Brady, Jr.
Title : Vice President

PARENT:
CNL HOTELS & RESORTS, INC., a Maryland corporation

By:	/s/ C. Brian Strickland
Name: C. Brian Strickland
Title: Executive Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Lesa J. Butler
Name: Lesa J. Butler
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Lesa J. Butler
Name: Lesa J. Butler
Title : Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title : Vice President

By:	/s/ James Rolison
Name: James Rolison
Title: Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dean R. Whitehall
Name:Dean R. Whitehall
Title: Vice President

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Jan Hazelton
Name: Jan Hazelton
Title: Director

By:	/s/ Linda D. Tulloch
Name: Linda D. Tulloch
Title: Director

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Jean M. Craig
Name: Jean M. Craig
Title: Vice President

BARCLAYS CAPITAL REAL ESTATE INC., as a Lender

By:	/s/ LoriAnn Rung
Name: LoriAnn Rung
Title: Vice President

SCHEDULE 2.1

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America N.A.	$46,666,666.67	19.44444446%
Deutsche Bank Trust Company Americas	$45,000,000.00	18.750000000%
Wachovia Bank, National Association	$45,000,000.00	18.750000000%
Calyon New York Branch	$33,333,333.33	13.888888888%
Citicorp North America, Inc.	$35,000,000.00	14.583333333%
Barclays Capital Real Estate Inc.	$35,000,000.00	14.583333333%
Total	$240,000,000.00	100.000000000%

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  ,
To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 30, 2005 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CNL Hospitality Partners, LP, a Delaware limited partnership (“Borrower”), CNL Hotels & Resorts, Inc., a Maryland corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and [select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of Borrower contained in Article VI of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, __, ___.

BORROWER:

CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership

By:	CNL HOSPITALITY GP CORP., a Delaware corporation, its General Partner

By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2 to the Compliance Certificate ($ in 000’s)

I. Section 8.06(d) - Permitted Distributions.
A. Line H from prior period ($50,000,000 initial quarter post-closing):

B. Cash Available for Distribution (for the subject quarter):

1. Consolidated EBITDA (for the subject quarter):

2. Net refundable membership deposits paid in cash (for the
subject quarter):

3. Amount of scheduled principal payments on Consolidated Indebtedness (for the subject quarter):

4. Consolidated Interest Charges (for the subject quarter):

5. Cash Available for Distribution (for the subject quarter)
(I.B.1 + 2 - 3 - 4):

C. Permitted Distributions (A + B.5):

D. Dividends or distributions paid by Parent (for the subject quarter):

E. Retirement, purchase, or redemption of any of its Equity Interests (for the subject quarter):

F. Restricted Payments (for the subject quarter) (D + E):

G. Excess (deficit) for covenant compliance (C - F):

H. If deficit in G, has Parent made dividends or distributions in excess of minimum required to maintain REIT status? (yes or no):
(If H = “no,” then in compliance)

II. Section 8.15(b) - Consolidated Leverage Ratio.
A. Consolidated Funded Indebtedness (other than Excluded Contingent Obligations) at Statement Date: $
B. Consolidated EBITDA $
C. Consolidated Leverage Ratio (Line II.A. ÷ (Line II.B ÷ .085)): %
Maximum permitted: 75%

III. Section 8.15(c) - Consolidated Fixed Charge Coverage Ratio.
A. Consolidated EBITDA:
1. Consolidated Net Income for Subject Period: $
2. Consolidated Interest Charges for Subject Period: $
3. Provision for income taxes for Subject Period: $
4. Depreciation expenses for Subject Period: $
5. Amortization expenses for intangibles for Subject Period: $
6. FF&E Reserves: $
7. Consolidated EBITDA (Lines III.A.1 + 2 + 3 + 4 + 5 - 6): $
B. Fixed Charges:
1. Debt service: $
2. Restricted Payments: $
3. Fixed Charges (Line III.D.1 plus Line III.D.2): $
C. Consolidated Fixed Charge Coverage Ratio
[(Line III.A.7. + Line III.B. + Line III.C.) ÷ (Line III.D.3)]: to 1
Minimum required: 1.40 to 1.0

IV.	Section 8.15(d) - Borrowing Base Debt Service Coverage Ratio.
See Borrowing Base Report for a calculation of the ratio.

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1  Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2  hereunder are several and not joint.]3   Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]: ______________________________

______________________________

2. Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower: CNL Hospitality Partners, LP

4.	Administrative Agent:	Bank of America, N.A., as Administrative Agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of September 30, 2005, among CNL Hospitality Partners, LP, a Delaware limited partnership, CNL Hotels & Resorts, Inc., a Maryland corporation, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6. Assigned Interest[s]:4 The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.

Assignor[s][5] List each Assignor, as appropriate.	Assignee[s][6] List each Assignee, as appropriate.

Facility
Assigned[7] Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

Aggregate
Amount of
Commitment
for all Lenders[8]  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
				Amount of Commitment Assigned	Percentage Assigned of Commitment	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

[7. Trade Date: __________________]9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
Effective Date: __________________, 20__
[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By: _____________________________
Title:
[Consented to and]10  Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

[Consented to:]11

By: _________________________________
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

CNL HOSPITALITY PARTNERS, LP CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4 The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).
8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

RATIFICATION

To induce Administrative Agent, L/C Issuer, and Lenders (collectively, the “Credit Parties”) to enter into this Third Amendment to Credit Agreement, the undersigned jointly and severally (a) consent and agree to this Third Amendment to Credit Agreement execution and delivery, (b) ratify and confirm that all guaranties, assurances, and Liens granted, conveyed, or assigned to the Credit Parties under the Loan Documents, including, without limitation, the Liens granted under the Mortgages, are not released, diminished, impaired, reduced, or otherwise adversely affected by this Third Amendment to Credit Agreement and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations, including, without limitation, the increase in the Obligations as contemplated by this Third Amendment to Credit Agreement (except to the extent specifically limited by the terms of such guaranties, assurances, or Liens), and (c) waive notice of acceptance of this Third Amendment to Credit Agreement, which consent and agreement binds the undersigned and their successors and permitted assigns and inures to the Credit Parties and their respective successors and permitted assigns.

RFS PARTNERSHIP, L.P., a Tennessee limited partnership

By: CNL ROSE GP CORP., a Delaware corporation, its General Partner

By:
Name:
Title:

ROSE SPE 1, LP, a Delaware limited partnership

By: ROSE SPE 1 GP, LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title:

CNL TAMPA INTERNATIONAL HOTEL PARTNERSHIP, LP,
a Delaware limited partnership

By: CNL TAMPA INTERNATIONAL GP, LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title:

10 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
11 To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.